SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Collaborative Investment Series Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Rareview Systematic Equity ETF

a series of

Collaborative Investment Series Trust

500 Damonte Ranch Parkway

Building 700, Unit 700

Reno, NV 89521

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held January 13, 2023

Dear Shareholders:

The Board of Trustees of the Collaborative Investment Series Trust (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of the Rareview Systematic Equity ETF (the “Fund”), to be held at the offices of the Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215, on January 13, 2023 at 10:00 a.m., Eastern time, for the following purposes:

Proposals		Recommendation of the Board of Trustees
1.	To approve a new advisory agreement between Rareview Capital LLC and the Trust.	FOR
2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on [RECORD DATE] are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on January 13, 2023.

By Order of the Board of Trustees

Brad Rundbaken, Secretary
January [DATE], 2023

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope, by calling the number listed on your proxy card, or by faxing it to the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Rareview Systematic Equity ETF

a series of

Collaborative Investment Series Trust

with its principal offices at

500 Damonte Ranch Parkway

Building 700, Unit 700

Reno, NV 89521

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held January 13, 2023

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of the Collaborative Investment Series Trust (the “Trust”) on behalf of Rareview Systematic Equity ETF (the “Fund”), for use at a Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices the Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215 on January 13, 2023 at 10:00 a.m., Eastern time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about December [ ], 2022.

The Meeting has been called by the Board for the following purposes:

1.	To approve a new Investment Advisory Agreement with Rareview Capital LLC. A fee increase of 0.25% is proposed.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December [ ], 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual report, including financial statements and schedules, is available at no charge by sending a written request to the Trust, 500 Damonte Ranch Parkway Building 700, Unit 700, Reno, NV 89521 or by calling 1-800-869-1679.

PROPOSAL I

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN

THE TRUST AND RAREVIEW CAPITAL, LLC.

Background

The Fund’s current investment adviser, Rareview Capital LLC (“Rareview”), has served in such capacity since inception of the Fund, pursuant to an advisory agreement with the Trust (the “Current Advisory Agreement”). Rareview Capital LLC (“Rareview” or the “Adviser”) is owned solely by Neil Azous, the Founder and Chief Investment Officer of the Fund.

Rareview provided notice to the Board of Trustees that it no longer was feasible for Rareview to continue to advise the Fund at the current advisory fee rate. At a meeting on November 18, 2022, the Board of Trustees approved a new advisory agreement between the Trust, on behalf of the Fund, and Rareview, subject to shareholder approval (the “Proposed Advisory Agreement”). At the Board meeting, the Trustees approved the termination of the Current Advisory Agreement, such termination to be concurrent with the effective date of the Proposed Advisory Agreement. The Proposed Advisory Agreement includes a new annual advisory fee of 1.10% of the Fund’s average daily net assets, which is an increase over the current advisory fee of 0.85% of the Fund’s average daily net assets.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), it is unlawful for any person to serve or act as an investment adviser of a registered investment company, except pursuant to a written contract, which contract has been approved by the vote of a majority of the outstanding voting securities. In order for Rareview to continue to serve as the investment adviser to the Fund, the Trustees are requesting that shareholders approve the “Proposed Advisory Agreement.”

The 1940 Act requires that investment advisory agreements such as the Proposed Advisory Agreement be approved by a vote of a majority of the outstanding shares of a Fund. Therefore, shareholders are being asked to approve the Proposed Advisory Agreement with Rareview.

Current Advisory Agreement and Proposed Advisory Agreement

The Proposed Advisory Agreement is attached as Exhibit A. You should read the Proposed Advisory Agreement. The description in this Proxy Statement of the Proposed Advisory Agreement is only a summary.

The Current Advisory Agreement and the Proposed Advisory Agreement are identical except for the effective date and the annual fee. The Current Advisory Agreement was initially approved by the Board of Trustees on November 5, 2021 and was approved by the Fund’s initial sole shareholder on January 19, 2022.

Under the terms of the Current Advisory Agreement, Rareview is entitled to receive an annual fee from the Fund equal to 0.85% of the Fund’s average daily net assets. Under the terms of the Proposed Advisory Agreement, Rareview is entitled to receive an annual fee from the Fund equal to 1.10% of the Fund’s average daily net assets. For such compensation, Rareview, at its expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Trustees may determine.

The Proposed Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting such approval. The Proposed Advisory Agreement automatically terminates on assignment and is terminable on not more than 60 days’ notice by the Fund. In addition, the New Agreement may be terminated upon 60 days’ notice by Rareview given to the Fund

Information Concerning Rareview Capital LLC

Rareview Capital LLC is a Delaware limited liability company located principally in Las Vegas, NV, at 1980 Festival Plaza Drive, Suite 300. The names and principal occupations of the principal executive officers and shareholders of Rareview Capital LLC as of the date of this Proxy Statement are set forth below:

Name and Address:	Principal Occupation:
Neil Azous	Chief Investment Officer/Sole Principal Owner
Michael Sedacca	Portfolio Manager
Julie Walsh	Chief Compliance Officer

During the fiscal year ended September 30, 2022, under the Current Advisory Agreement, the Fund incurred investment advisory fees of $35,251.

Consideration and Approval of Management Agreement between Collaborative Investment Series Trust and Rareview Capital LLC with respect to the Rareview Systematic Equity ETF

Nature, Extent and Quality of Service. The Trustees noted that Rareview Capital LLC (“Rareview”) was founded in 2016 and was registered with the SEC as an investment adviser with approximately $160 million in assets under management as of September 30, 2022. They further noted that Rareview provided discretionary and non-discretionary investment advisory services to investment companies and separately managed accounts, with approximately $100 million advised in exchange-traded funds (“ETFs”) and $60 million in separately managed accounts. The Trustees reviewed the background information on the key investment personnel that were responsible for servicing the Fund including Mr. Azous, taking into account their education and financial industry experience. They discussed Rareview’s research process and acknowledged the process allowed the Rareview to rebalance the Fund tactically and strategically. They discussed the utilization of a sub-adviser, and that that the sub-adviser’s signals regarding execution of Rareview Systematic Equity ETF’s (the “Fund”) strategy would be key to its operations, but that the adviser would maintain oversight of the sub-adviser’s investment activities, monitor the Fund’s risk characteristics, and ensure that the Fund’s strategy remained in compliance with the Fund’s prospectus. They noted that the adviser retained ultimate authority but collaborated with the sub-adviser to select broker-dealers and discussed the adviser’s multi-factor process for broker-dealer selection. The Trustees expressed its satisfaction with Rareview’s overall experience, operations, and compliance culture.

Performance. The Trustees reviewed performance data provided by the adviser regarding the Fund. The Trustees noted the Fund’s since inception returns and that they had significantly outperformed the benchmark index. The Trustees discussed the benchmark provided by the adviser, the MSCI ACWI Index, and the reasonableness of using this index as a benchmark for fund performance. The Trustees contemplated the adviser’s use of the index and agreed that the use of the index was reasonable given the fund’s strategy, and the global nature of the Funds equity exposures. The Trustees acknowledged the strong performance of the Fund and agreed that Rareview should continue to advise the Fund.

Fees and Expenses. The Trustees discussed the proposed advisory fee of 1.10% and the expected total expense ratio(after waiver) of 1.35%. They compared the Fund’s advisory fee and expense ratio to the Fund’s peer group and noted that although both are slightly higher than the peer group’s average advisory fee and net expense ratio of 0.96% and 1.31%, respectively, given the “hedge fund” like nature of the Fund’s long/short strategy, as well as its uniqueness relative to other available ETFs in the market, that the proposed fees are reasonable. The Trustees noted the additional compliance and operational resources provided by the adviser in managing the Fund. The Board concluded that Rareview’s proposed advisory fees and the overall fees on behalf of the Fund were not unreasonable.

Profitability. The Trustees reviewed profitability analysis for the Fund and noted that the Fund is currently not profitable for Rareview in its current fee structure. The Trustees discussed Rareview’s position that the new fee structure will allow the Fund to be profitable for the adviser. The Trustees noted that they would need to consider alternatives for the Fund in the event that the adviser decided to no longer serve as the Fund’s adviser, including seeking a new adviser or potentially consider the liquidation of the Fund. The Trustees then reviewed the expected profitability of the adviser under the new fee structure. The Trustees acknowledged that the profitability estimates were based on assumptions that may not materialize. After a discussion, the Trustees determined that the estimated profitability for the Fund was reasonable.

Economies of Scale. The Trustees considered whether economies of scale would be realized in connection with the advisory services provided to the Fund. They noted that based on the Fund’s projected asset size and profit level, the absence of breakpoints was acceptable at this time. The Trustees discussed the advisers marketing and distribution of the Fund through multiple channels, including through enhanced marketing efforts. The Trustees discussed Rareview’s position on breakpoints and agreed to continue to monitor the Fund’s asset levels and revisit the matter as the Fund continues to grow in assets.

Conclusion. Having requested and received such information from Rareview as the Board believed to be reasonably necessary to evaluate the terms of the investment advisory agreement, and as assisted by the advice of independent counsel, the Board determined that approval of the advisory agreement was in the best interests of the Fund and its shareholders.

The Board of Trustees of the Trust, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” approval of the Proposed Advisory Agreement.

OTHER INFORMATION

The Fund is a diversified series of the Collaborative Investment Series Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on July 26, 2017. The Trust’s principal executive offices are located at 500 Damonte Ranch Parkway, Building 700, Unit 700, Reno, NV 89521. The Board of Trustees supervises the business activities of the Fund. Like other exchange traded funds, the Fund retains various organizations to perform specialized services. The Fund currently retains Rareview Capital LLC as investment adviser, and GST Management, LLC as sub-adviser. Foreside Fund Services, located at Three Canal Plaza, Suite 100, Portland, ME serves as principal underwriter and distributor of the Fund. Citibank N.A., with principal officers located at 388 Greenwich Street, New York, NY serves as custodian and transfer agent, while Cohen & Company, Ltd., located at 324 North Water Street, Suite 830, Milwaukee, WI provides accounting services.

THE PROXY

The Board of Trustees solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for approval of the Proposed Advisory Agreement and at the discretion of the holders of the proxy on any other matter that may come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were [ ] shares of beneficial interest of the Fund issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal I. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal I. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the Proposal I, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

Security Ownership of Management AND Certain Beneficial Owners

To the best knowledge of the Trust, there were no Trustees or officers of the Trust who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

BENEFICIAL OWNER INFORMATION

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. The table below provides information on beneficial owners of the Fund.

Name and Address	Number and Class of Shares	Percentage of the Fund	Percentage of the Class

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

CONTROL PERSON

As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name and Address	Number and Class of Shares	Percentage of the Fund	Percentage of the Class

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities & Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Any shareholder proposal should be sent to Brad Rundbaken, Secretary, Collaborative Fund Series Trust, 500 Damonte Ranch Parkway Building 700, Unit 700, Reno, NV 89521.

COST OF SOLICITATION

The Board of Trustees is making this solicitation of proxies. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by Rareview. It is expected that such expenses will be approximately $8,000. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and Rareview will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and Rareview may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Trust’s Board of Trustees know of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-800-869-1679, or write the Trust at 500 Damonte Ranch Parkway, Building 700, Reno, NV 89521.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on January 13, 2023

BY ORDER OF THE BOARD OF TRUSTEES

Brad Rundbaken, Secretary

Dated: January [DATE], 2023

If you have any questions before you vote, please call 1-800-869-1679. Representatives are available Monday through Friday 9 a.m. to 5 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

Please date and sign the enclosed proxy and return it promptly in the enclosed reply envelope OR fax YOUR PROXY CARD to THE NUMBER LISTED ON YOUR PROXY CARD.

Exhibit A

INVESTMENT ADVISORY AGREEMENT

This Agreement (the “Agreement”), made as of February 1, 2023 between  COLLABORATIVE INVESTMENT SERIES TRUST, a Delaware statutory trust (the “Trust”),  and RAREVIEW CAPITAL LLC, a limited liability company organized and existing under the  laws of the Delaware (the “Adviser”) located at 1980 Festival Plaza Drive, Suite 300, Las Vegas,  NV 89135.

WITNESSETH:

WHEREAS, the Trust is an open-end management investment company and is registered  as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate  series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust offers shares in the series named on Appendix A hereto (such  series, together with all other series subsequently established by the Trust and made subject to  this Agreement in accordance with Section 1.3, being herein referred to as the “Fund”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment  Advisers Act of 1940 (the Advisers Act”) and is engaged in the business of providing investment  advisory services; and

WHEREAS, the Trust desires to retain the Adviser to render investment advice and services to the Trust, and the Adviser desires to furnish said advice and services, in each case  pursuant to the terms and provisions of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.    Appointment Of Adviser. The Trust hereby engages the Adviser and the Adviser hereby  accepts such engagement, to render investment advisory and related services with respect to the  assets of the Fund for the period and on the terms set forth in this Agreement, subject to the  supervision and direction of the Trust's Board of Trustees (the “Board,” “Trustees,” or “Board of  Trustees”).

2. Services of the Adviser.

 1.1 Investment Advisory Services. The Adviser shall act as the investment adviser to the  Fund and, as such, shall (i) obtain and evaluate such information relating to the economy,  industries, business, securities markets and securities as it may deem necessary or useful in  discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment  of the assets of the Fund in a manner consistent with its investment objective(s), policies and  restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent  by the Fund, and implement those decisions, including the selection of entities with or through  which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker  or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of  its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from  and to brokers who provide the Adviser with research, analysis, advice and similar services and  pay such brokers in return a higher commission than may be charged by other brokers.

 The Trust hereby authorizes any entity or person associated with the Adviser or any sub adviser retained by the Adviser pursuant to Section 9 of this Agreement, which is a member of a  national securities exchange, to effect any transaction on the exchange for the account of the  Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2- 2(T) thereunder, and the Trust hereby consents to the retention of compensation for such  transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

 The Adviser shall carry out its duties with respect to the Fund’s investments in accordance  with applicable law and the investment objectives, policies and restrictions set forth in the  Fund’s then-current Prospectus and Statement of Additional Information, and subject to such  further limitations as the Trust may from time to time impose by written notice to the Adviser.

 1.2 Administrative Services. The Trust has engaged the services of an administrator. The  Adviser shall provide such additional administrative services related to its advisory functions or  the functions listed below, as reasonably requested by the Board of Trustees or officers of the  Trust; provided, that the Adviser shall not have any obligation to provide under this Agreement  any direct or indirect services to Trust shareholders, any services related to the distribution of  Trust shares, or any other services which are the subject of a separate agreement or arrangement  between the Trust and the Adviser. Subject to the foregoing, in providing administrative services  hereunder, the Adviser shall:

 1.2.1 Office Space, Equipment and Facilities. Provide such office space, office equipment  and office facilities as are adequate to fulfill the Adviser’s obligations hereunder.

 1.2.2 Personnel. Provide, without remuneration from or other cost to the Trust, the services  of individuals competent to perform the administrative functions, assumed in this Section.

 1.2.3 Trustees and Officers. Authorize and permit the Adviser’s directors, officers and  employees who may be elected or appointed as Trustees or officers of the Trust to serve in such  capacities, without remuneration from or other cost to the Trust.

 1.2.4 Books and Records. Assure that all financial, accounting and other records required to  be maintained and preserved by the Adviser on behalf of the Trust are maintained and preserved  by it in accordance with applicable laws and regulations.

 1.2.5 Reports and Filings. Provide such information as may be reasonably requested in  connection with the preparation of all periodic reports by the Fund to its shareholders and all  reports and filings required to maintain the registration and qualification of the Fund and Fund  shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws, and review sections of those reports and filings related to Adviser’s  functions and designated responsibilities under this Agreement.

 1.3 Additional Series. In the event that the Trust establishes one or more series after the  effectiveness of this Agreement (“Additional Series”), Appendix A to this Agreement may be  amended to make such Additional Series subject to this Agreement upon the approval of the  Board of Trustees of the Trust and the shareholder(s) of the Additional Series, in accordance  with the provisions of the Act. The Trust or the Adviser may elect not to make any such series  subject to this Agreement.

 1.4 Change in Management or Control. The Adviser shall provide at least thirty (30) days’  prior written notice to the Trust of any change in “control,” as that term is defined in Section 2 of  the Act. The Adviser shall provide prompt, advance notice, to the extent practicable, of any  change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

2. Expenses of the Fund.

 2.1 Expenses to be Paid by Adviser. The Adviser shall pay all salaries, expenses and fees of  any officers, Trustees and employees of the Trust who are officers, directors, members or  employees of the Adviser. Notwithstanding the foregoing, the Adviser is not obligated to pay the  compensation or expenses of the Trust’s Chief Compliance Officer, regardless of whether the  Chief Compliance Officer is affiliated with the Adviser. The salaries, expenses and fees of any  officers, Trustees and employees of the Trust who are not officers, directors, members or  employees of the Adviser will be paid by the Collaborative Fund Services, LLC.

 In the event that the Adviser pays or assumes any expenses of the Trust not required to be  paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby  to pay or assume the same or any similar expense in the future; provided, that nothing herein  contained shall be deemed to relieve the Adviser of any obligation to the Fund under any  separate agreement or arrangement between the parties.

 2.2 Expenses to be Paid by the Fund. The Fund shall bear all expenses of its operation,  except those specifically allocated to the Adviser under this Agreement or under any separate  agreement between the Trust and the Adviser. Subject to any separate agreement or arrangement  between the Trust and the Adviser, the expenses hereby allocated to the Fund, and not to the  Adviser, include but are not limited to:

 2.2.1 Custody. All charges of depositories, custodians, and other agents for the transfer,  receipt, safekeeping, and servicing of the Fund’s cash, securities, and other property.

 2.2.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder  accounts, including but not limited to the charges of any shareholder servicing agent, dividend  disbursing agent, transfer agent or other agent engaged by the Trust to service shareholder  accounts.

 2.2.3 Shareholder Reports. All expenses of preparing, setting in type, printing and  distributing reports and other communications to shareholders.

 2.2.4 Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the  Securities and Exchange Commission or other appropriate regulatory body, setting in type,  printing and mailing annual or more frequent revisions of the Fund’s Prospectus and Statement  of Additional Information and any supplements thereto and of supplying them to shareholders.

 2.2.5 Pricing and Portfolio Valuation. All expenses of computing the Fund’s net asset value  per share, including any equipment or services obtained for the purpose of pricing shares or  valuing the Fund’s investment portfolio.

 2.2.6 Communications. All charges for equipment or services used for communications  between the Adviser or the Trust and any custodian, shareholder servicing agent, portfolio  accounting services agent, or other agent engaged by the Trust.

 2.2.7 Legal and Accounting Fees. All charges for services and expenses of the Trust’s legal  counsel and independent accountants.

 2.2.8 Trustees’ Fees and Expenses. All compensation of Trustees other than those affiliated  with the Adviser, all expenses incurred in connection with such unaffiliated Trustees’ services as  Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

 2.2.9 Shareholder Meetings. All expenses incidental to holding meetings of shareholders,  including the printing of notices and proxy materials, and proxy solicitations therefor.

 2.2.10 Federal Registration Fees. All fees and expenses of registering and maintaining the  registration of the Fund under the Act and the registration of the Fund’s shares under the  Securities Act of 1933 (the “1933 Act”), including all fees and expenses incurred in connection  with the preparation, converting to EDGAR format, setting in type, printing, and filing of any  Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act  or the Act, and any amendments or supplements that may be made from time to time.

 2.2.11 State Registration Fees. All fees and expenses of taking required action to permit the  offer and sale of the Fund’s shares under securities laws of various states or jurisdictions, and of  registration and qualification of the Fund under all other laws applicable to the Trust or its  business activities (including registering the Trust as a broker-dealer, or any officer of the Trust  or any person as agent or salesperson of the Trust in any state).

 2.2.12 Confirmations. All expenses incurred in connection with the issue and transfer of  Fund shares, including the expenses of confirming all share transactions.

 2.2.13 Bonding and Insurance. All expenses of bond, liability, and other insurance coverage  required by law or regulation or deemed advisable by the Trustees of the Trust, including,  without limitation, such bond, liability and other insurance expenses that may from time to time  be allocated to the Fund in a manner approved by its Trustees.

2.2.14 Brokerage Commissions. All brokers’ commissions and other charges incident to the  purchase, sale or lending of the Fund’s portfolio securities.

 2.2.15 Taxes. All taxes or governmental fees payable by or with respect to the Fund to  federal, state or other governmental agencies, domestic or foreign, including stamp or other  transfer taxes.

 2.2.16 Trade Association Fees. All fees, dues and other expenses incurred in connection with  the Trust’s membership in any trade association or other investment organization.

 2.2.17 Compliance Fees. All charges for services and expenses of the Trust’s Chief  Compliance Officer.

 2.2.18 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary  expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a  party and the expenses the Trust may incur as a result of its legal obligation to provide  indemnification to its officers, Trustees and agents.

3. Advisory Fee.

 As compensation for all services rendered, facilities provided and expenses paid or assumed  by the Adviser under this Agreement, the Fund shall pay the Adviser on the last day of each  month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based  on an annual percentage rate, to the Fund’s average daily net assets for the month. The annual  percentage rate applicable to the Fund is set forth in Appendix A to this Agreement, as it may be  amended from time to time in accordance with Section 1.3 of this Agreement. If this Agreement  shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall  be prorated for the portion of such month during which this Agreement is in effect for the Fund.

4. Proxy Voting.

 The Adviser will vote, or make arrangements to have voted, all proxies solicited by or with  respect to the issuers of securities in which assets of the Fund may be invested from time to time.  Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of  the Fund and in accordance with your proxy voting policy. You agree to provide a copy of your  proxy voting policy to the Trust prior to the execution of this Agreement, and any amendments  thereto promptly.

5. Records.

 5.1 Tax Treatment. Both the Adviser and the Trust shall maintain, or arrange for others to  maintain, the books and records of the Trust in such a manner that treats the Fund as a separate  entity for federal income tax purposes.

5.2 Ownership. All records required to be maintained and preserved by the Trust pursuant to  the provisions or rules or regulations of the Securities and Exchange Commission under Section  31(a) of the Act and maintained and preserved by the Adviser on behalf of the Trust are the  property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust;  provided, that the Adviser may at its own expense make and retain copies of any such records.

6. Reports to Adviser.

 The Trust shall furnish or otherwise make available to the Adviser such copies of the Fund’s  Prospectus, Statement of Additional Information, financial statements, proxy statements, reports  and other information relating to its business and affairs as the Adviser may, at any time or from  time to time, reasonably require in order to discharge any of its obligations under this  Agreement.

 The Trust agrees to provide the Adviser such information about the Trust and the Fund as is  necessary and appropriate for the Adviser to perform its services hereunder. Such information  includes, but is not limited to, the Trust’s Agreement and Declaration of Trust and Bylaws, each  as may be amended and restated from time to time, and all compliance policies and procedures  of the Trust. The Trust agrees to provide to the Adviser promptly any amendment to the  foregoing, if any such amendment would materially affect the services to be provided by, or the  liability of, the Adviser hereunder, the Trust agrees to provide the amendment to the Adviser  prior to its adoption by the Board of Trustees.

7. Reports to the Trust.

 The Adviser shall prepare and furnish to the Trust such reports, statistical data and other  information in such form and at such intervals as the Trust may reasonably request.

8. Code of Ethics.

 The Adviser has adopted a written code of ethics complying with the requirements of Rule  17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its  adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in  effect, the Adviser will provide to the Board of Trustees a written report that describes any issues  arising under the code of ethics since the last report to the Board of Trustees, including, but not  limited to, information about material violations of the code and sanctions imposed in response  to the material violations; and which certifies that the Adviser has adopted procedures reasonably  necessary to prevent “access persons” (as that term is defined in Rule 17j-1) from violating the  code.

9. Retention of Sub-Adviser.

 Subject to the Trust’s obtaining the initial and periodic approvals required under Section 15  of the Act, the Adviser may retain one or more sub-advisers, at the Adviser’s own cost and  expense, for the purpose of managing the investments of the assets of the Fund. Retention of one  or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 11 of this Agreement, be  responsible to the Trust for all acts or omissions of any sub-adviser in connection with the  performance of the Adviser’s duties hereunder.

10. Services to Other Clients.

The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall,  unless otherwise expressly provided herein or otherwise authorized to do so, have no authority to  act for or represent the Trust in any way, or in any way be deemed an agent for the Trust. It is  expressly understood and agreed that nothing herein contained shall limit the freedom of the  Adviser or any affiliated person of the Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment  counselor to other persons, firms or corporations, or to engage in other business activities.

In the event that the Adviser proposes the sale of substantially all of the assets of the Fund to  another fund managed by the Adviser and registered under the Investment Company Act, or  proposes a similar transaction, the Trust agrees that it shall not unreasonably withhold approval  of such transaction, provided that the Board of Trustees shall have determined that such a  proposed transaction is in the best interests of the Fund’s shareholder and that the proposed  transaction does not dilute the interests of shareholders of the Fund.

11. Limitation of Liability of Adviser and its Personnel.

 Neither the Adviser nor any director, manager, officer or employee of the Adviser performing  services for the Trust at the direction or request of the Adviser in connection with the Adviser’s  discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law  or for any loss suffered by the Trust in connection with any matter to which this Agreement  relates, and the Adviser shall not be responsible for any action of the Trustees of the Trust in  following or declining to follow any advice or recommendation of the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement; PROVIDED, that  nothing herein contained shall be construed (i) to protect the Adviser against any liability to the  Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful  misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties, or by  reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement, or  (ii) to protect any director, manager, officer or employee of the Adviser who is or was a Trustee  or officer of the Trust against any liability of the Trust or its shareholders to which such person  would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or  reckless disregard of the duties involved in the conduct of such person’s office with the Trust.

12. Effect of Agreement.

 Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their  responsibility for and control of the conduct of the business and affairs of the Trust.

13. Term of Agreement.

 This Agreement shall become effective as of the date first stated above, and shall remain in  effect for a period of two (2) years unless sooner terminated as hereinafter provided. Thereafter,  this Agreement shall continue in effect with respect to the Fund from year to year, subject to the  termination provisions and all other terms and conditions hereof; PROVIDED, such continuance  with respect to the Fund is approved at least annually by vote of the holders of a majority of the  outstanding voting securities of the Fund or by the Trustees of the Trust; PROVIDED, that in  either event such continuance is also approved annually by the vote, cast in person at a meeting  called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who  are not parties to this Agreement or interested persons of either party hereto. The Adviser shall  furnish to the Trust, promptly upon its request, such information as may reasonably be necessary  to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

14. Amendment or Assignment of Agreement.

 Any amendment to this Agreement shall be in writing signed by the parties hereto;  PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the  Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the  Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii)  by vote of a majority of the outstanding voting securities of the Fund affected by such  amendment as required by applicable law. This Agreement shall terminate automatically and  immediately in the event of its assignment.

15. Termination of Agreement.

 This Agreement may be terminated as to any Fund at any time by either party hereto, without  the payment of any penalty, upon sixty (60) days’ prior written notice to the other party;  PROVIDED, that in the case of termination by any Fund, such action shall have been authorized  (i) by resolution of the Trust’s Board of Trustees, including the vote or written consent of  Trustees of the Trust who are not parties to this Agreement or interested persons of either party  hereto, or (ii) by vote of majority of the outstanding voting securities of the Fund. In the event of  a termination, both parties shall cooperate in the orderly transfer of the Fund’s affairs and, at the  request of the either party, transfer, at the Fund’s expense, any and all books and records of the  Fund maintained by either party on behalf of the Fund.

16. Use of Name.

 For so long as this Agreement remains effective, the Trust and the Fund shall have a non transferable, non-exclusive license to use the names “Rareview Capital LLC”, “Rareview,” and  www.rareviewfunds.com (collectively, the “Adviser Names”) solely in connection with the Trust  and the Fund. The Trust and the Fund acknowledge that the Adviser Names and any derivatives  or combinations thereof are the sole and exclusive property of the Adviser (or the Adviser’s  related entities), and the Trust and the Fund agree that they will not contest ownership or validity  of the Adviser Names. The Trust and the Fund will use the Adviser Names according to the Adviser’s trademark standards. The Adviser makes no representations or warranties in respect of  the relative superiority of its rights in the Adviser Names to the rights of any third party in the  Adviser Names. Notwithstanding anything herein to the contrary, the Adviser shall have no  liability to the Trust or the Fund for or in respect of any claim by any third party that the Trust or  the Fund use of the Adviser names infringes upon or otherwise violates any proprietary or other  rights of such third party. Within sixty (60) days from such time as this Agreement shall no  longer be in effect, the Trust and Fund shall cease to use the Adviser Names and any other name  connected with the Adviser unless such usage is made in a filing by the Trust or Fund required  under the federal securities laws. Nothing contained herein shall impair or diminish in any  respect the Adviser’s right to use the Adviser Names in the name of, or in connection with, any  other business enterprise with which the Adviser is or may become associated.

17. Declaration of Trust.

 The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set  forth in the Trust’s Declaration of Trust and agrees that the obligations assumed by the Trust or  the Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust  or the Fund, as the case may be, and its assets, and the Adviser shall not seek satisfaction of any  such obligation from the shareholders or any shareholder of the Trust. In addition, the Adviser  shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee.  The Adviser understands that the rights and obligations of any Fund under the Declaration of  Trust are separate and distinct from those of any and all other Fund. The Adviser further  understands and agrees that no Fund of the Trust shall be liable for any claims against any other  Fund of the Trust and that the Adviser must look solely to the assets of the pertinent Fund of the  Trust for the enforcement or satisfaction of any claims against the Trust with respect to that  Fund.

18. Confidentiality.

 The Adviser agrees to treat all records and other information relating to the Trust and the  securities holdings of the Fund as confidential and shall not disclose any such records or  information to any other person unless (i) the Board of Trustees of the Trust has approved the  disclosure or (ii) such disclosure is compelled by law. In addition, the Adviser and the Adviser’s  officers, directors and employees are prohibited from receiving compensation or other  consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s  portfolio holdings. The Adviser agrees that, consistent with the Adviser’s Code of Ethics,  neither the Adviser nor the Adviser’s officers, directors, members or employees may engage in  personal securities transactions based on nonpublic information about the Fund’s portfolio  holdings.

 The Trust shall treat as confidential and shall require its Trustees. officers, agents and service  providers to treat as confidential all information provided to the Trust or any such persons by the  Adviser that is marked or identified as non-public relating to the business, financial condition  and investment processes of the Adviser and shall not disclose any such information to any third  party without the prior written consent of the Adviser, except that the Trust may disclose such information as required by applicable law, regulation or upon request to a regulator, counsel to  the Trust or auditor of the Trust.

19. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the  State of Delaware without giving effect to the conflict of laws principles thereof to the extent  such principles would require or permit the application of the laws of another iurisdiction;  provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal  law, regulation or rule, including the Investment Company Act and the Advisers Act and any  rules and regulations promulgated thereunder.

20. Interpretation and Definition of Terms.

 Any question of interpretation of any term or provision of this Agreement having a  counterpart in or otherwise derived from a term or provision of the Act shall be resolved by  reference to such term or provision of the Act and to interpretation thereof, if any, by the United  States courts, or, in the absence of any controlling decision of any such court, by rules,  regulations or orders of the Securities and Exchange Commission validly issued pursuant to the  Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested  persons,” “assignment” and “affiliated person,” as used in this Agreement shall have the  meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a  requirement of the Act reflected in any provision of this Agreement is modified, interpreted or  relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of  special or of general application, such provision shall be deemed to incorporate the effect of such  rule, regulation or order.

21. No Third Party Beneficiaries.

 Nothing in this Agreement, express or implied, shall be deemed to confer on any person  or entity other than the parties hereto any benefits, rights, remedies, obligations or liabilities  under or by reason of this Agreement. No person or entity, including, without limitation,  shareholders of the Trust or the Fund, shall be deemed to be a third-party beneficiary of this  Agreement.

22. Severability.

If any provision of this Agreement shall be held or made invalid by a court decision,  statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not  be affected thereby.

23. Captions.

 The captions in this Agreement are included for convenience of reference only and in no  way define or delineate any of the provisions hereof or otherwise affect their construction or  effect.

24. Execution in Counterparts.

 This Agreement may be executed simultaneously in counterparts, each of which shall be  deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

 IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their  respective officers thereunto duly authorized as of the date and year first above written.

COLLABORATIVE INVESTMENT SERIES TRUST

By:
Name: Greg Skidmore
Title: President

RAREVIEW CAPITAL LLC

By:
Name: Neil Azous
Title: Managing Member

COLLABORATIVE INVESTMENT SERIES TRUST

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

ANNUAL ADVISORY FEE AS A % OF

NAME OF FUND AVERAGE NET ASSETS OF THE FUND

Rareview Systematic Equity ETF	1.10%

A-1

[LOGO]	PROXY CARD

RAREVIEW SYSTEMATIC EQUITY ETF

a series of the Collaborative Investment Series Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON January 13, 2023

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints [X] as the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of Collaborative Investment Series Trust (the “Trust”) to be held at the offices of the Trust's Legal Counsel, 41 South High Street, Suite 1700, Columbus, OH 43215, on January 13, 2023 at 10:00 a.m., Eastern time, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The undersigned acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature	Date

Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

▲FOLD HERE - PLEASE DO NOT TEAR▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.	“Control Number”

TAGID: “TAG ID”	CUSIP: “CUSIP”

PROXY CARD

RAREVIEW SYSTEMATIC EQUITY ETF

a series of the Collaborative Investment Series Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON January 13, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF TRUSTEES, AND THE PROPOSALS BELOW HAS BEEN PROPOSED BY THE BOARD OF TRUSTEES.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS AND IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒

PROPOSALS:

		FOR	AGAINST	ABSTAIN
1.	To approve a new Investment Advisory Agreement between Collaborative Investment Series Trust and Rareview Capital LLC with respect to the Rareview Systematic Equity ETF.	☐	☐	☐

YOU CAN VOTE BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.

WE URGE YOU TO VOTE PROMPTLY.

“Scanner Bar Code”